Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement (Form S-4/A) and related Joint Proxy Statement/Prospectus and to the incorporation by reference therein of our report dated July 30, 2019, with respect to the consolidated financial statements of Herman Miller, Inc. included in its Annual Report (Form 10-K) for the year ended May 30, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, MI
June 9, 2021